UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010 (October 10, 2010)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2010, Marcus C. Rowland, Chesapeake’s Executive Vice President and Chief Financial Officer, resigned as an officer and employee of Chesapeake Energy Corporation effective as of October 29, 2010.  Mr. Rowland will join Cisco, Texas-based Frac Tech Services, LLC as its President.  Chesapeake is a 26% shareholder of Frac Tech.  Chesapeake plans to promote Domenic J. Dell’Osso, its current Vice President of Finance and Chief Financial Officer of Chesapeake’s wholly-owned midstream subsidiary Chesapeake Midstream Development, L.P., to become Chesapeake's new Senior Vice President and Chief Financial Officer after Mr. Rowland's departure.

Pursuant to Mr. Rowland’s Amended and Restated Employment Agreement with the company dated September 30, 2009, and filed as Exhibit 10.2.2 to the company's current report on Form 8-K on October 1, 2009, all of Mr. Rowland’s unvested restricted stock will vest on the date of his termination of employment.  As a result of such vesting, 400,750 shares of restricted common stock will vest.  The final two installments, totaling $4.8 million, of Mr. Rowland’s 2008 Incentive Award granted pursuant to his employment agreement will expire upon his departure.

During his employment with Chesapeake, Mr. Rowland participated in Chesapeake’s 401(k) Make-Up Plan (now the Amended and Restated Deferred Compensation Plan, which was filed as Exhibit 10.1.16.1 to the company's annual report on Form 10-K on February 29, 2008) and deferred compensation previously earned and reported in Chesapeake’s respective proxy statements for the applicable periods.  As a result, Mr. Rowland is entitled to a lump sum payment of approximately $4.0 million, including accelerated vesting of unvested employer matching contributions in accordance with the terms of the plan and his employment agreement.  The final lump sum payable to Mr. Rowland will be valued as of the date of his departure and will not be made to him until May 2011, in accordance with the terms of the plan.  Mr. Rowland has also participated in the company's 401(k) plan, which is generally available to employees company-wide.  Chesapeake does not have a pension plan.

Following his resignation, Mr. Rowland will be subject to the non-competition, non-solicitation and confidentiality provisions of his employment agreement for a period of six months, one year and three years, respectively.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

    On October 10, 2010, the Company issued a press release announcing the execution of an agreement whereby CNOOC Limited will purchase a 33.3% undivided interest in Chesapeake’s Eagle Ford Shale project in South Texas.  A copy of the press release is attached herewith as Exhibit 99.1.

    On October 13, 2010, the Company issued a press release announcing Mr. Rowland’s resignation as an officer and employee of the Chesapeake Energy Corporation effective as of October 29, 2010.  A copy of the press release is attached herewith as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           October 14, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated October 10, 2010 – CNOOC

99.2	Chesapeake Energy Corporation press release dated October 13, 2010 – Rowland resignation